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                                                                   EXHIBIT 10.11

[SIGNAL LETTERHEAD LOGO]




                               September 8, 1994



Oxford Bioscience Partners L.P.,
Oxford Bioscience Partners (Bermuda)
Limited Partnership, Oxford Bioscience
Partners (Adjunct) L.P.
650 Town Center Drive
Suite 810
Costa Mesa, CA  92626

        Re: Management Rights

Ladies and Gentlemen:

        This letter sets forth our agreement as to certain information rights that Signal Pharmaceuticals, Inc. (the "Company") will provide to each of Oxford Bioscience Partners L.P., Oxford Bioscience Partners (Bermuda) Limited Partnership, Oxford Bioscience Partners (Adjunct) L.P. (collectively, the "Purchasers") in consideration of the Purchasers' agreement to severally purchase an aggregate of 1,428,572 shares of the Company's Series C Preferred Stock with an aggregate purchase price of $2,000,000.80, pursuant to that certain Series C Preferred Stock Purchase Agreement between the Company and each of the Purchasers of even date herewith (the "Stock Purchase Agreement").

        A. Financial Statements and Other Information. Except as otherwise set forth below in this paragraph A and in addition to any other rights the Purchasers may have to receive information, until the earlier of (i) the effective date of the registration statement on Form 8-A for the registration of securities of the Company pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or (ii) the consummation of the Company's initial public offering, the public offering price of which is not less than $12,500,000 in the aggregate, the Company will deliver to each of the Purchasers, for so long as the Purchasers hold an aggregate of at least thirty-three and one-third percent of the shares of the Company's Series C Preferred Stock (or Common Stock issued upon conversion thereof) purchased by such Purchasers pursuant to the Stock Purchase Agreement, the following information.




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Oxford Bioscience Partners                                               Page 2.
September 8, 1994




                (i) As soon as available but in any event within 60 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of operations and consolidated cash flows of the Company and its subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such month, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied (except for the absence of notes and subject to normal year-end adjustments).

                (ii) No later than thirty (30) days after the occurrence of such actual events, notice of the occurrence of actual events that are determined in good faith by the Company to be substantially materially adverse to the Company and its subsidiaries taken as a whole, including but not limited to, the filing of any material litigation against the Company or its subsidiaries, substantially materially adverse regulatory or legal developments, the commencement of voluntary or involuntary bankruptcy proceedings, natural or other disasters, material changes in management or directors, a change in the independent accounting firm that acts as the Company's auditor as a result of a material dispute between the Company and such accounting firm, and the termination of, or material defaults under, material contracts. Such notice shall include a statement letter from the President or Chief Financial Officer of the Company specifying the nature of such substantially materially adverse events.

                (iii) Prior to the end of each fiscal year, an annual budget (approved by the Board of Directors) prepared on a monthly, consolidated basis




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Oxford Bioscience Partners                                               Page 3.
September 8, 1994




        for the Company and its subsidiaries for the succeeding fiscal year (displaying detailed anticipated statements of operations and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets.

                (iv) Promptly after transmission thereof, copies of all financial statements, proxy statements, reports and any other written communications which the company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files with the SEC or with any securities exchange on which any of its securities are then listed pursuant to the 1934 Act, and, after such releases or statements have been publicly disseminated, copies of all press releases and other statements made available generally by the Company to the public.

                (v) A notice specifying the terms of all sales of the issuer's securities, promptly following the consummation thereof.

Each of the financial statements referred to in this paragraph A will be true and correct in all material respects and will fairly present the Company's consolidated financial position and results of operations as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the Company's financial condition, operating results or business prospects). The Company's obligation to provide to the Purchasers the materials described in clause (iv) and (v) above will continue after the Company is subject to the reporting requirements of the 1934 Act and until the Purchasers no longer hold an aggregate of at least thirty-three and one-third of the shares of the Company's Series C Preferred Stock (or Common Stock issued upon conversion thereof) purchased by such Purchasers pursuant to the Stock Purchase Agreement.




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Oxford Bioscience Partners                                               Page 4.
September 8, 1994




        B. Inspection of Property. Until the earlier of (i) the effective date of the registration statement on Form 8-A for the registration of securities of the Company pursuant to Section 12(b) or 12(g) of the 1934 Act, or (ii) the consummation of the Company's initial public offering, the public offering price of which is not less than $12,500,000 in the aggregate, and for so long as the Purchasers hold an aggregate of at least thirty-three and one-third percent of the shares of the Company's Series C Preferred Stock (or Common Stock issued upon conversion thereof) purchased by such Purchasers pursuant to the Stock Purchase Agreement, the Company will permit the Purchaser, or any representatives designated by the Purchaser (which representatives must be reasonably acceptable to the Company), upon reasonable notice and during normal business hours and such other times as the Purchaser may reasonably request, to
(i) visit and inspect any of the properties of the Company and its subsidiaries,
(ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its subsidiaries with the directors, senior management and independent accountants of the Company and its subsidiaries, and (iv) consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts.

        C. Board Visitation Rights. Until the earlier of (i) the effective date of the registration statement on Form 8-A for the registration of securities of the Company pursuant to Section 12(b) or 12(g) of the 1934 Act, or (ii) the consummation of the Company's initial public offering, the public offering price of which is not less than $12,500,000 in the aggregate, and for so long as Purchasers hold an aggregate of at least sixty-six and two-thirds of the shares of the Company's Series C Preferred Stock (or Common Stock issued upon conversion thereof) purchased by such Purchasers pursuant to the Stock Purchase Agreement, the Company shall invite a representative of the Purchasers to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to accept such information in




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Oxford Bioscience Partners                                               Page 5.
September 8, 1994




confidence subject to the same restrictions required as to directors and with respect to any information which the Company deems in good faith to be a trade secret or similar confidential information, to enter into a confidentiality agreement mutually acceptable to the Company and such representative which is consistent with the Purchasers' ability to exercise its full legal rights as a shareholder; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel; and, provided further, that the Company reserves the right to schedule such meetings around the availability of the members of the Board of Directors.

        By countersigning below, each Purchaser hereby agrees that it and they shall be limited to equitable remedies with respect to enforcement hereof and the Company shall have no financial or monetary liability under this Letter Agreement to such Purchaser in connection with a failure by the Company to provide information to such Purchaser in a timely manner (or at all) pursuant to section A(i)-(v) of this Letter Agreement. Each Purchaser further acknowledges that any information provided by the Company to such Purchasers pursuant to this Letter Agreement, or otherwise and designated as confidential, orally or in writing, by the Company, is the confidential and proprietary information of the Company. Each Purchaser hereby agrees (i) to hold such confidential and proprietary information in confidence and to take all necessary precautions to protect such confidential and proprietary information, including, without limitation, all precautions such Purchaser employs with respect to its own confidential materials; (ii) not to divulge such confidential and proprietary information or any information derived therefrom to any third person other than an employee that has a reasonable need to know; and (iii) not to make any use




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Oxford Bioscience Partners                                               Page 6.
September 8, 1994



whatsoever at any time of such confidential and proprietary information except to evaluate the status of such Purchaser's investment in the Company.

                                        Very truly yours,

                                        SIGNAL PHARMACEUTICALS, INC.

                                        By: /s/ ALAN J. LEWIS
                                            ------------------------------------
                                        Title: President
                                               ---------------------------------

ACCEPTED:
                                        OXFORD BIOSCIENCE PARTNERS L.P.
                                        By:  OBP Management L.P.
                                        Its: General Partner

                                        By:  /s/ EDMUND M. OLIVIER
                                             -----------------------------------
                                             Edmund M. Olivier
                                        Its: General Partner


                                        OXFORD BIOSCIENCE PARTNERS (BERMUDA)
                                        LIMITED PARTNERSHIP
                                        By: OBP Management (Bermuda) Limited
                                            Partnership
                                        Its: General Partner

                                        By:  /s/ EDMUND M. OLIVIER
                                             -----------------------------------
                                             Edmund M. Olivier
                                        Its: General Partner


                                        OXFORD BIOSCIENCE PARTNERS (ADJUNCT)
                                        L.P.
                                        By: OBP Management L.P.
                                        Its: General Partner

                                        By:  /s/ EDMUND M. OLIVIER
                                             -----------------------------------
                                             Edmund M. Olivier
                                        Its: General Partner